SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.       )

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POSITRON CORPORATION
(Name of Registrant as Specified in Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POSITRON CORPORATION

1304 Langham Creek Drive, Suite 300
Houston, Texas 77084

Information Statement

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Positron shareholder:

The purpose of this Information Statement is to notify the holders of our capital stock as of the close of business on October •, 2005 (the "Record Date"), that on October •, 2005, we received the written consent, in lieu of a meeting of shareholders, from the holders of 23,000,000 and 770,000 shares of our Common Stock and Series C Preferred Stock, respectively, representing approximately 70% of the outstanding voting power of the corporation, approving an amendment to our articles of incorporation that effects a 100-to-1 reverse stock split and maintains the number of authorized shares of Common Stock at 100,000,000.

We will pay all cost associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

You are urged to review carefully this information statement to consider how the matters discussed will affect you.

FOR THE BOARD OF DIRECTORS

Patrick G. Rooney
Chairman of the Board

Houston, Texas
October •, 2005

POSITRON CORPORATION
1304 Langham Creek Drive, Suite 300
Houston, Texas 77084

Information Statement

This Information Statement is furnished to all holders of the voting capital stock of Positron Corporation, a Texas company ("Positron" or the "Company"), in connection with resolutions of the Board of Directors (the "Board") and the written consent of the holders of in excess of two-thirds (2/3) of the outstanding voting power of Positron providing for a 100-to-1 reverse stock split and maintenance of the number of authorized shares of common stock at 100,000,000. The reverse split will be conducted at a time to be determined by the Board but in no case before the expiration of twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission in definitive form.

The Board of Directors, and persons owning greater than two-thirds (2/3) of the outstanding voting power of Positron as of the close of business on October •, 2005 (the "Record Date"), have adopted, ratified and approved the reverse split and maintenance of the number of authorized shares of Common Stock at 100,000,000. No additional votes are required to adopt the resolution authorizing the reverse split and maintenance of the number of authorized shares of Common Stock at 100,000,000. Under our Articles of Incorporation, each share of Common Stock was entitled to one vote, while each share of Series A Preferred Stock was entitled to 3.214 votes, and each share of Series C Preferred Stock was entitled to 130 votes. As of the Record Date, 76,385,202 shares of the Company's Common Stock ($0.01 par value), 464,319 shares of the Company's Series A Preferred Stock ($1.00 par value), and 770,000 shares of the Company's Series C Preferred Stock ($1.00 par value) were issued and outstanding.

The reverse split authorized by the shareholders of Positron will become effective upon the filing of our Amended and Restated Articles of Incorporation are filed with the Secretary of State of the State of Texas, which will in no case occur earlier than twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission in definitive form.

Transaction with IMAGIN Diagnostic Centres, Inc.

On October 3, 2005, we entered into an agreement with IMAGIN Diagnostic Centres, Inc. ("IMAGIN"), under which we agreed to amend the Statement of Designation of Series C Preferred Stock to provide each share of Series C Preferred Stock with 130 votes on all matters submitted to or requiring the vote of our shareholders. In consideration for the amendment of the Statement of Designation of Series C Preferred Stock, IMAGIN agreed to convert outstanding 10% secured convertible notes in the principal amount of $770,000 held by IMAGIN into shares of Series C Preferred Stock.

Prior to the amendment, with the exception of various matters directly affecting the rights of holders of Series C Preferred Stock, shares of Series C Preferred Stock did not entitle the holders thereof to any voting rights. The Agreement with IMAGIN resulted in IMAGIN acquiring control over Positron. After conversion of the notes into Series C Preferred Stock, IMAGIN now owns 23,000,000 shares of Common Stock and 770,000 shares of Series C Preferred Stock, representing 123,100,000 votes and approximately 70% of the total outstanding voting power of Positron. IMAGIN also owns beneficially 86,000,000 shares of Common Stock issuable upon the conversion of 10% secured convertible notes into Series D and E Preferred Stock, which is in turn convertible into Common Stock, and 4,575,000 shares that may be acquired upon the exercise of warrants. IMAGIN has consented to the reverse split and maintenance of the number of authorized shares of Common Stock at 100,000,000. IMAGIN has agreed to convert its shares of Series C Preferred Stock into 385,000 shares of Common Stock following the reverse split.

We entered into the agreement with IMAGIN to ensure approval of the amendment and restatement of our Articles of Incorporation which provides for a 100-to-1 reverse stock split and maintenance of the number of authorized shares of common stock at 100,000,000. We attempted to receive shareholder approval of the amendment at a shareholders meeting held on August 24, 2005, but were unable to obtain enough votes to approve the proposal because of the large number of shares held by offshore investors and the difficulties encountered in communicating with and obtaining proxies from these investors in a timely and cost effective manner. We have no reason to believe that they oppose the proposal.

General

When the reverse stock split becomes effective, each one hundred shares of Common Stock will be converted automatically into one share of Common Stock. To avoid the existence of fractional shares of Common Stock, fractional shares will be rounded to the nearest integer. For those shareholders with less than fifty shares of Common Stock prior to the reverse stock-split, the resulting fractional shares will be canceled. PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONAL EQUITY INTERESTS IN POSITRON, EXCEPT AS MAY RESULT FROM ROUNDING OR FROM THE CANCELLATION OF FRACTIONAL SHARES.

In addition to effecting a reverse stock split, the Amended and Restated Articles of Incorporation will not decrease the number of authorized shares of Common Stock from its current amount. As a result, we will proportionately have a larger number of authorized shares of Common Stock.

We have decided to restate our Articles of Incorporation in full, rather than merely amend them, in order to simplify their organization. The changes to the Articles of Incorporation will have no other effect on the shareholders other than those described below. The form of Amended and Restated Articles of Incorporation are attached hereto as Appendix A.

Purpose and Material Effects of Amendment and Restatement of Articles of Incorporation

The purpose and material effects of the amendment and restatement of our Articles of Incorporation can be grouped into two distinct general areas. First, the purpose and effect of the amendment related to the reverse stock split. Second, the purpose and effect of the amendment related to maintaining the number of authorized shares of Common Stock in a manner that is not proportional to the rate of the reverse stock split.

The Reverse Stock Split

The reverse stock split is being effected for several reasons. First, to reduce the number of shareholders, in order to reduce our costs. Second, to increase the market price of the Common Stock. And third to position the stock to appreciate in a more regular manner.

Continuing to maintain accounts for all of the shareholders, including costs associated with required shareholder mailings, will cost Positron thousands of dollars each year. The reverse stock split will reduce the number of shareholders with small accounts and result in cost savings for Positron.

It is our belief that stock which is valued at less than $1.00/share has typically traded in much more irregular patterns than stock which is valued at a higher amount. This reverse stock split is an effort to bring our stock price in line with other successful companies and to allow for more regular stock appreciation.

The effect of the reverse stock split upon the market price for the Common Stock cannot be predicted, and the history of similar stock split combinations for companies in circumstances similar to Positron is varied. There can be no assurance that the market price per share of the Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of the Common Stock may also be based on our performance and other factors (including, without limitation, general investor sentiment, the performance of the major stock market indexes, and general economic indicators), some of which may be unrelated to the number of shares outstanding.

The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, fractional shares of Common Stock will be canceled.

The principal effects relating to the reverse stock split are as follows:

▪	The number of shares of Common Stock issued and outstanding as of the effective date of the reverse stock split will be reduced by approximately ninety-nine percent;

▪
All outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, one-hundredth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to one hundred times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefore upon exercise thereof immediately preceding the reverse split;

▪	The number of shares reserved for issuance in each of our stock option plans will be reduced to one-hundredth of the number of shares currently included in each such plan;

▪
The number of shares issuable upon conversion of our Series A, Series C, Series D, Series E and Series F Preferred Stock will be reduced to one-hundredth of the number of shares currently issuable upon such shares conversion; and

▪
Each shareholder will own a smaller number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 100).

Because the reverse split will not affect the par value of our Common Stock, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to up to one-hundredth of its present amount, and the additional paid-in capital shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. It is our intention to continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Shareholders should recognize that when reverse stock split is effected they will own a smaller number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 100). While we expect that the reverse split will result in an increase in the market price of our Common Stock, there can be no assurance that the reverse stock split will increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse stock split will likely increase the number of shareholders of Positron who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above

The Maintenance in Our Number of Shares of Common Stock Authorized

The principal purposes of maintaining the number of shares of Common Stock authorized by the Amended and Restated Articles of Incorporation is to ensure sufficient shares of Common Stock are available for issuance upon conversion of all outstanding shares of preferred stock, warrants and options and to provide for the availability of sufficient shares of Common Stock for future financing transactions.

Under Texas law, we may only issue shares of Common Stock to the extent such shares have been authorized for issuance under our Articles of Incorporation. Our Articles of Incorporation currently authorize the issuance of up to 100,000,000 shares of Common Stock. However, as of October •, 2005, 76,385,202 shares of Common Stock were issued and outstanding and (a) 1,492,321 shares were reserved for issuance upon conversion of the Series A Preferred Stock; (b) 38,500,000 shares were reserved for issuance upon conversion of the Series C Preferred Stock; (c) 18,150,000 shares were reserved for issuance upon exercise of outstanding warrants; and (d) an aggregate of 5,987,500 shares were reserved for issuance under our 1999 Stock Option Plan, 1999 Non-Employee Directors' Stock Option Plan, 1999 Stock Bonus Incentive Plan and 1999 Employee Stock Purchase Plan. In addition, our outstanding convertible debt is currently convertible into 725,000 shares of Series D Preferred Stock, 1,000,000 shares of Series E Preferred Stock and 400,000 shares of Series F Preferred Stock which is in turn currently convertible into 71,000,000 shares of Common Stock (assuming payment of interest and dividends in additional shares of stock).

In order to ensure sufficient shares of Common Stock will be available for issuance, prior to effecting the proposed reverse stock split, we would need to increase the number of shares of Common Stock authorized for issuance from 100,000,000 to approximately 200,000,000 shares. If we reduced the number of authorized shares of Common Stock proportionally to the ratio being contemplated in the reverse stock split, we would only have the ability to issue 1,000,000 shares. This amount would not be sufficient to ensure the ability to issue the shares upon full conversion of our preferred stock, options and warrants. As a result, our Amended and Restated Articles of Incorporation maintains the amount of Common Stock authorized, despite the occurrence of the reverse stock split, partly to ensure that we have sufficient shares of Common Stock available.

By effecting a reverse stock split and by maintaining the same number of shares of authorized Common Stock, the proposed Amended and Restated Articles of Incorporation will have the same effect as increasing the number of shares of authorized Common Stock. These additional shares of Common Stock will be available for issuance upon conversion of shares of preferred stock, upon issuance of shares under our stock option plans and outstanding warrants, and in the event the Board of Directors determines it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, or for other corporate purposes.

The availability of additional shares of Common Stock is important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of Common Stock. If the Amended and Restated Articles of Incorporation are approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment and restatement of our Articles of Incorporation to effectively increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

The additional shares of Common Stock to be authorized pursuant to the proposed Amended and Restated Articles of Incorporation will have a par value of $.01 per share and be of the same class of Common Stock as is currently authorized under our Articles of Incorporation. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our Common Stock except in connection with its stock option plans.

The principal effects relating to maintaining the same number of authorized shares of Common Stock following the reverse stock split are as follows:

▪
IMAGIN will have the ability to acquire approximately 68.0% of the Company's outstanding shares of Common Stock, as a result of the conversion rights of the Series D Preferred Stock, and based upon the 76,385,202 shares of Common Stock outstanding as of the October •, 2005 record date. IMAGIN is a private company headquartered in Ontario, Canada. IMAGIN is in the business of owning, operating and developing medical scanning centers in Canada. Patrick G. Rooney, Chairman of the Board of the Company, is the son of Patrick Rooney, Director of Corporate Development of IMAGIN Diagnostic Centres, Inc.

▪
Although the relative increase in authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders, the Board will have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

▪
The relative increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Reasons for the Amendment to our Articles of Incorporation

The Board of Directors approved the Amended and Restated Articles of Incorporation described herein for the following reasons. These reasons are in addition to those set forth above under the section entitled "Purpose and Material Effects of the Proposed Amended and Restated Articles of Incorporation."

The number of shares of Common Stock issuable upon conversion of all our Preferred Stock increased dramatically from approximately 1.6 million to approximately 110 million due to our recent transactions with IMAGIN and Solaris. We believe that number is too large for a company of our size and expected financial performance. We believe that the number of shares of our Common Stock our shares of preferred stock are convertible into after the reverse stock split (expected to be approximately 1.1 million) is more appropriate and would better position us for future stock price appreciation.

We believe that the reverse stock split should also increase the near-term per share market price of our Common Stock. We expect the effect of the reverse stock split to increase the per share market price of our Common Stock by a multiple of one hundred discounted by some amount. There can be no assurance, however, that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split, if at all. The desire for a near-term increase in the market price of our Common Stock is not one of our primary motivations for proposing the reverse stock split. Rather, our Board of Directors focused on cost savings and establishing an appropriately-sized outstanding share base for long-term, sustainable stock price appreciation.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

We will file the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas at a time to be determined by the Board but in no case before the expiration of twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission in definitive form. The Amended and Restated Articles of Incorporation will reclassify and convert the Common Stock into new shares of Common Stock, on the basis of one share of Common Stock for each one hundred outstanding shares of Common Stock, and will maintain the Common Stock authorized for issuance at an amount equal to 100,000,000 shares of Common Stock. The reverse stock split will become effective on the date of filing of the Amended and Restated Articles of Incorporation, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. Our transfer agent, Continental Stock Transfer and Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders that hold shares in a brokerage account will not have to take any action as the brokers adjust the share numbers at the effective date automatically. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

As previously noted, we will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares will be rounded to the nearest whole integer. Fractional shares, after the reverse stock split, of less than ½ share, will be canceled. The Board of Directors determined to cancel these fractional shares due to the low price of the Common Stock weighed against the cost of issuing a de minimis amount of cash in lieu of fractional shares.

No Dissenter's Rights

Under the Texas Business Corporation Act, our shareholders are not entitled to dissenter's rights with respect to the amending and restating of our Articles of Incorporation to effect the reverse stock split and maintenance of the number of authorized shares of Common Stock at 100,000,000 shares; and we will not independently provide our shareholders with any such right.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of important tax considerations of the reverse split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, because no cash or other consideration would be paid to our shareholders in lieu of fractional shares or otherwise in connection with the reverse stock split, a shareholder will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

No gain or loss will be recognized by Positron as a result of the reverse stock split.

Vote Required

Under Texas law, approval of the amendment and restatement of our Articles of Incorporation requires the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock, Series A and Series C Preferred Stock voting together as a class. Consents in favor have already been received from shareholders owning greater than 2/3 of the outstanding voting power of Positron.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND
CERTAIN BENEFICIAL OWNERS

The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the beneficial ownership of the Company's voting securities by (i) all those known by the Company to be beneficial owners of more than 5% of the Company's voting securities; (ii) each director (iii) the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"); and (iv) the directors and executive officers as a group.

Security Ownership of Certain Beneficial Owners(a)
Name and Address of Beneficial Owner	Number of Shares of Common Stock	% of Outstanding Common Stock(b)
Gary H. Brooks	8,050,000(c)	9.5%
IMAGIN Diagnostic Centres, Inc.	113,575,000(d)	68.0%(e)
Solaris Opportunity Fund, L.P.	24,300,000(f)	24.7%(g)

(a)
Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company.

(b)	Based on 76,385,202 shares of Common Stock outstanding on October •, 2005.

(c)
Includes 50,000 shares owned directly and 7,500,000 and 500,000 shares that may be acquired pursuant to warrants and stock options, respectively, that are or will become exercisable within 60 days of October •, 2005. Mr. Brooks resigned as the Company's President, Chief Executive Officer, Chief Financial Officer, and as a director on September 29, 2005. The address for Mr. Brooks is 1304 Langham Creek Drive, Suite 300, Houston, Texas 77084.

(d)
Includes 23,000,000 shares owned directly, 38,500,000 shares issuable upon conversion of Series C Preferred Stock and 47,500,000 shares issuable upon the conversion of 10% secured convertible notes into Series D and E Preferred Stock, which is in turn convertible into Common Stock, and 4,575,000 shares that may be acquired pursuant to warrants that are or will become exercisable within 60 days of October •, 2005. The address for IMAGIN is 5160 Yonge Street, Suite 300, Toronto, Ontario, M2N 6L9.

(e)
The percentage of outstanding Common Stock assumes full conversion of the 10% secured convertible notes into Common Stock and is based on the Company's outstanding shares of Common Stock as of October •, 2005.

(f)
Includes 2,300,000 shares owned directly and 20,000,000 shares issuable upon the conversion of 10% secured convertible notes into Series F Preferred Stock, which is in turn convertible into Common Stock.

(g)
The percentage of outstanding Common Stock assumes full conversion of the 10% secured convertible notes into Common Stock and is based on the Company's outstanding shares of Common Stock as of October •, 2005.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred	% of Outstanding Series A Preferred Stock(a)
Fleet Securities 26 Broadway, NY, NY 10004	51,032	11.0%

Anthony J. Cantone 675 Line Road, Aberdeen, NJ 07747	50,000	10.8%

Jamscor, Inc. 170 Bloor St. W., $#804 Toronto, Ontario, Canada M5S 179	50,000	10.8%

Morgan Instruments, Inc. 4382 Glendale - Milford Rd. Cincinnati, OH 45242	41,666	9.0%

John H. Wilson 6309 Desco Dr., Dallas, TX 75225	33,333	7.2%

(a)	Based on 464,319 Series A Preferred Shares outstanding on October •, 2005.

Security Ownership of Directors and Executive Officers
Title of Class	Name of Beneficial Owner	Beneficial Ownership (aa)	Percent of Class(bb)
Common	Griffith L. Miller	65,000(cc)	*
Common	Patrick G. Rooney	50,000(dd)	*
Common	John E. McConnaughy, Jr.	50,000(ee)	*
Common	Dr. Anthony C. Nicholls	25,000(ff)	*
Common	All Directors and Executive Officers as a Group	190,000	*

* Does not exceed 1% of the referenced class of securities.

(aa)	Ownership is direct unless indicated otherwise.

(bb)	Calculation based on 76,385,202 shares of Common Stock outstanding as of October •, 2005.

(cc)	Includes 65,000 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of October •, 2005.

(dd)
Includes 50,000 shares that may be acquired pursuant to options that are or will become exercisable within 60 days of October •, 2005. On April 11, 2005 IMAGIN entered into an agreement to sell certain 10% secured convertible notes of the Company to Cipher Holding Corp., which are ultimately convertible into 64,000,000 shares of Company Common Stock. To the Company's knowledge, as of the date of this proxy statement, this transaction has not closed. Patrick G. Rooney is the Chairman of Cipher Holding Corp.

(ee)	Includes 50,000 shares that may be acquired pursuant to options that are or will become exercisable within 60 days of October •, 2005.

(ff)	Includes 25,000 shares that may be acquired pursuant to options that are or will be exercisable within 60 days of October •, 2005.

The address for all officers and directors of the Company is 1304 Langham Creek Drive, Suite 300, Houston Texas, 77084.

AVAILABILITY OF 10-KSB REPORT

THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 WITH THE SECURITIES EXCHANGE COMMISSION ON MARCH 31, 2005 AND AN AMENDMENT THERETO FILED ON APRIL 19, 2005. A COPY OF THE REPORT AND AMENDMENT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES, AND A LIST DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER. THE EXHIBITS ARE AVAILABLE UPON PAYMENT OF CHARGES WHICH APPROXIMATE THE COMPANY'S COST OF REPRODUCTION OF THE EXHIBITS. REQUESTS FOR COPIES OF THE REPORT SHOULD BE SENT TO THE OFFICE OF THE CORPORATE SECRETARY AT THE MAILING ADDRESS OF THE COMPANY LISTED ON PAGE ONE OF THIS INFORMATION STATEMENT.

For the Board of Directors

Patrick G. Rooney
Chairman of the Board

Dated: October •, 2005

1

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
POSITRON CORPORATION

ARTICLE I.

The name of the corporation is Positron Corporation.

ARTICLE II.

The period of its duration is perpetual.

ARTICLE III.

The purpose for which the corporation is organized is to transact any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV.

The total number of shares of all classes of stock that the corporation shall be authorized to issue is 110,000,000 shares, of which 10,000,000 shares of the par value of $1.00 per share shall be a class designated as Preferred Stock (“Preferred Stock”) of which 5,450,000 have been designated as Series A Preferred Stock, 840,000 shares have been designated as Series C Preferred Stock and 1,560,000 shares have been designated as Series D Preferred Stock; and 100,000,000 shares of the par value of $.01 per share shall be designated Common Stock (“Common Stock”).

Simultaneously with the effective date of this Amended and Restated Articles of Incorporation (the "Effective Date'), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each 100 shares of Existing Common Stock shall be combined and reclassified (the 'Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than 100 shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by 100, does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse split shall be rounded to the nearest integer. Each fractional share interest of New Common Stock held by a Fractional Share Holder, which is less than ½ of a share of New Common Stock, and as a result is rounded to zero, shall be cancelled.

The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock to the extent provided herein.

From and after the Effective Date, the term "New Common Stock" as used in this Article FOUR shall mean Common Stock as provided in the Amended and Restated Articles of Incorporation.

A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

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A.     PREFERRED STOCK

1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between different series: (a) the rate of dividend and the terms and conditions including the relative rights of priority, if any, of payment of dividends; (b) the price at and the terms and conditions including the relative rights of priority, if any, on which shares may be redeemed; (c) the amount payable including the relative rights of priority, if any, upon shares in event of involuntary liquidation; (d) the amount payable including the relative rights of priority, if any, upon shares in event of voluntary liquidation; (e) sinking fund provisions for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; (g) the nature of any dividends, whether cumulative, noncumulative or otherwise; (h) the repurchase obligations including the relative rights of priority, if any, of the corporation with respect to such shares; and (i) voting rights. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law. Attached hereto as Exhibit A is the Statement of Designation for the Series A Preferred Stock. Attached hereto as Exhibit B is the Statement of Designation for the Series C Preferred Stock. Attached hereto as Exhibit C is the Statement of Designation for the Series D Preferred Stock.

2. Dividends. The holders of each series of Preferred Stock at the time outstanding shall be entitled to receive, when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, dividends subject to the terms and conditions including the relative rights of priority, if any, and at the rate theretofore fixed by the Board of Directors for such series of Preferred Stock that have theretofore been established, and no more, payable quarterly on the first days of January, April, July and October in each year.

3. Preferences on Liquidation. In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock shall be entitled to receive the amount fixed for such purpose and subject to the terms and conditions including the relative rights of priority, if any, set forth in the resolution or resolutions of the Board of Directors establishing the respective series of Preferred Stock that might then be outstanding together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefor in the aforesaid resolution or resolutions. After such payment to such holders of Preferred Stock, the remaining assets and funds of the corporation shall be distributed pro rata among the holders of the Common Stock. A consolidation, merger or reorganization of the corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the corporation shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of these provisions.

B.     COMMON STOCK

1. Dividends. Subject to all the rights of the Preferred Stock or any series thereof, and on the conditions set forth in Part A of this Article IV or to any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

C.     PROVISIONS APPLICABLE TO ALL CLASSES

1. No Preemptive Rights. No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, Whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

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2. Cumulative Voting. No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

3. Authority to Purchase own Shares. The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor."

ARTICLE V.

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

ARTICLE VI.

The street address of the corporation’s initial registered office is 1304 Langham Creek Drive, Suite 300, Houston, TX 77084, and the name of its registered agent at such address is Griffith L. Miller.

ARTICLE VII.

The number of directors constituting the Board of Directors is three, and the names and addresses of the persons who are directors until the next Annual Meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
Patrick G. Rooney	1304 Langham Creek Drive, Suite 300, Houston, Texas 77084
John E. McConnaughy, Jr.	1304 Langham Creek Drive, Suite 300, Houston, Texas 77084
Dr. Anthony Nicholls	1304 Langham Creek Drive, Suite 300, Houston, Texas 77084

ARTICLE VIII

No contract or other transaction between the corporation and any other person (as used herein the term “person” means an individual, firm, trust, partnership, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the corporation is interested in or is a member, director, or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the corporation or in which the corporation is interested; and no contract, act or transaction of the corporation with any person shall be affected or invalidated by the fact that any director of the corporation is a party to, or interested in, such contract, act or transaction, or in any way connected with such person. Each and every person who may become a director of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any person in which he may in any way be interested, provided that the fact of such interest shall have been disclosed to, or shall be known by, the other directors or the shareholders of the corporation, as the case may be, acting upon or with reference to such act, contract or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the corporation upon such act, contract or transaction.

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ARTICLE IX.

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) for any act or omission for which the liability of the director is expressly provided for by state or (v) for any act related to an unlawful stock repurchase or payment of a dividend. If either the Texas Business Corporation Act, the Texas Miscellaneous Corporations Laws Act or any other applicable Texas statute hereafter is amended to authorized the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by such amended act. Any repeal or modification of this Article X by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE X

Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder of holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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